Exhibit 10.6.9.2

LEASE GUARANTY AND SURETYSHIP AGREEMENT

(Lehigh)

THIS LEASE GUARANTY AND SURETYSHIP AGREEMENT (sometimes herein referred to as the “Guaranty”), dated as of the 1st day of December, 2003, by GENESIS HEALTHCARE CORPORATION a Pennsylvania corporation, having an address at 101 East State Street, Kennett Square, Pennsylvania 19348 (the “Guarantor”) in favor of ET SUB-LEHIGH LIMITED PARTNERSHIP, a Delaware limited partnership, having an address at 2711 Centerville Road, Suite 108, Wilmington, Delaware 19808 (the “Landlord”).

WITNESSETH:

WHEREAS, Assisted Living Associates of Lehigh, Inc., a Pennsylvania corporation (“Tenant”) and Landlord are parties to that certain Lease Agreement dated as of January 31, 2001, as amended by that certain First Amendment to Lease dated July 17, 2002, as further amended by that certain Second Amendment to Lease dated August 5, 2001 and that certain Third Amendment to Lease of even date herewith (the “Third Amendment”), pursuant to which Tenant leases from Landlord the real property and buildings and improvements known as Lehigh Commons, a/k/a Park Lane Commons at Lehigh, Lower Macungie Township, Lehigh County, Pennsylvania (the “Lease”);

WHEREAS, the Tenant is a wholly owned subsidiary of Guarantor; and

WHEREAS, Landlord has required, that the Guarantor guaranty and act as surety for Tenant’s performance under the Lease in the manner hereinafter set forth; and

WHEREAS, the Guarantor shall receive direct and indirect benefits from the entry by the Landlord into the Lease with Tenant.

NOW, THEREFORE, Guarantor hereby agrees as follows:

1. The Guarantor unconditionally guarantees to the Landlord and agrees to be surety for the full and punctual payment, performance and observance by the Tenant, of all the terms, covenants and conditions in the Lease contained on Tenant’s part to be kept, performed or observed. This Guaranty shall include any liability of Tenant that shall accrue under the Lease for any period preceding as well as any period following the term in the Lease specified. Without limitation of the foregoing, if at any time the Tenant shall default in the payment, performance or observance of any of the terms, covenants or conditions in the Lease contained on the Tenant’s part to be kept, performed or observed, the Guarantor will keep, perform and observe the same, as the case may be, in place and stead of the Tenant.

2. The Guarantor hereby waives: (a) notice of acceptance of this Guaranty; (b) presentment and demand for any payments due Landlord; (c) protest and notice of dishonor or default to the Guarantor or to any other person or party with respect to the terms of the Lease or any portion thereof; (d) notice of Tenant’s nonpayment, nonperformance or nonobservance, other than as expressly required under the Lease.

3. This is a guaranty of performance and payment and not of collection, and the Guarantor waives any right to require that any action be brought against the Tenant or to require that resort be had to any credit on the books of the Landlord in favor of the Guarantor or any other person or party.

4. Any act of the Landlord, or the successors or assigns of the Landlord, consisting of a waiver of any of the terms or conditions of the Lease, or the giving of any consent to any manner or thing relating to the Lease, or the granting of any indulgences or extensions of time to the Tenant, may be done without notice to the Guarantor and without releasing the obligations of the Guarantor hereunder.

5. The obligations of the Guarantor hereunder shall not be released by Landlord’s receipt, application or release of security given for the performance and observance of covenants and conditions in the Lease contained on Tenant’s part to be performed or observed; nor by any modification of the Lease, but in case of any such modification, the liability of the Guarantor shall be deemed modified in accordance with the terms of any such modification of the Lease.

6. The obligations, covenants and agreements of Guarantor under this Guaranty shall in no way be affected or impaired by reason of the happening from time to time of any of the following, although without notice to or the further consent of Guarantor:

(a) the waiver by Landlord of the performance or observance by Guarantor, Tenant or any other party of any of the agreements, covenants or conditions contained in the Lease or this Guaranty;

(b) the extension, in whole or in part, of the time for payment by Guarantor or Tenant of any sums owing or payable under the Lease or this Guaranty, or of any other sums or obligations under or arising out of or on account of the Lease or this Guaranty, or the renewal of the Lease or this Guaranty;

(c) any assignment of the Lease or subletting of the Premises or any part thereof;

(d) the modification or amendment (whether material or otherwise) of any of the obligations of Guarantor or Tenant under the Lease or this Guaranty;

(e) the doing or the omission of any of the acts referred to in the Lease or this Guaranty (including, without limitation, the giving of any consent referred to therein);

(f) any failure, omission, or delay on the part of Landlord to enforce, assert or exercise any right, power or remedy conferred on or available to Landlord in or by the Lease or this Guaranty, or any action on the part of Landlord granting indulgence or extension in any form whatsoever;

(g) the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshaling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting Tenant or Guarantor or any of its assets; or

(h) the release of Guarantor or Tenant from the performance or observance of any of the agreements, covenants, terms or conditions contained in the Lease or this Guaranty by operation of law; or

(i) the release of any other guarantor of the Lease.

7. Until all the covenants and conditions in the Lease to be performed and observed on the Tenant’s part are fully and indefeasibly performed and observed, the Guarantor: (a) shall have no right of subrogation against the Tenant by reason of any payments or acts of performance by the Guarantor, in compliance with the, obligations of the Guarantor hereunder; (b) subordinates to the rights of Landlord any right to enforce any remedy which the Guarantor now or hereafter shall have against the Tenant by reason of any one or more payment or acts of performance in compliance with the obligations of the Guarantor hereunder; and (c) subordinates any liability or indebtedness of the Tenant now or hereafter held by the Guarantor to the obligations of the Tenant to the Landlord under the Lease.

8. This Guaranty shall apply to the Lease, any extension or renewal thereof and to any holdover term following the term thereby granted.

9. The Guarantor represents and warrants to Landlord that, as of the date hereof:

(a) It is a Pennsylvania corporation, duly constituted and validly existing under the laws of such state, and has the power and authority to own its assets and to conduct its business.

(b) It has full corporate power and authority to execute and deliver this Guaranty and to perform its obligations hereunder.

(c) This Guaranty has been duly authorized, executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms.

(d) The Tenant is a wholly owned subsidiary of Guarantor.

(e) All recent financial statements and other information concerning the Guarantor delivered to the Landlord by or on behalf of the Tenant or the Guarantor are true, correct and complete in all material respects, fairly represent Guarantor’s financial condition as of the date hereof and thereof, and no information has been omitted which would make the information previously furnished misleading or incorrect in any material respect.

(f) All consents, approvals, filings and registrations with or of any court, governmental authority or regulatory body or any political subdivision thereof required in connection with the execution, delivery and performance by the Guarantor of the Guaranty have been obtained or made; and the execution, delivery and performance by the Guarantor of this Guaranty will not conflict with or result in a violation of any of the terms or provisions of, or constitute a default under, any law or the regulations thereunder, organizational documents of the Guarantor, or any material agreement or material instrument to which the Guarantor is a party or by which it is bound.

(g) The execution, delivery and performance of this Guaranty constitutes private and commercial acts rather than public or governmental acts.

10. Each notice and other communication under this Guaranty shall be in writing. Each notice, communication or document to be delivered to any party under this Guaranty shall be sent by hand delivery or facsimile transmission (promptly confirmed by courier) to it at the address herein contained, and marked for the attention of the person (if any), from time to time designated by such party for the purpose of this Guaranty. The initial address and person (if any) so designated by each party are set out opposite such party’s signature to this Guaranty. Any communication or document shall be deemed to be received if sent by facsimile transmission, when the recipient confirms legible transmission thereof or, if sent by hand delivery or by courier, when delivered at the address specified by the addressee for purposes of this Guaranty.

11. Solely with respect to any suit, action or proceeding arising out of or relating to this Guaranty (each, a “Proceeding”), the Guarantor hereby irrevocably submits to the jurisdiction of any United States federal or state court sitting in the Commonwealth of Pennsylvania. The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such Proceeding brought in such court and any claim that any such Proceeding brought in such court has been brought in an inconvenient forum. The Guarantor hereby agrees that a final, nonappealable judgment in any such Proceeding brought in such court shall be conclusive and binding upon it.

12. Each reference herein to the Landlord shall be deemed to include its successors and assigns, in whose favor the provisions of this Guaranty shall also inure. Each reference herein to the Guarantor shall be deemed to include any permitted successors and assigns of the Guarantor (including any successor entity resulting from a merger or consolidation), in whose favor the provisions of this Guaranty shall also inure and all of whom shall be bound by the provisions of this Guaranty. In connection therewith, the Guarantor shall execute such reaffirmation of this Guaranty as may be reasonably requested from time to time by the Landlord. Notwithstanding the foregoing, it is hereby agreed that Guarantor shall have no rights to transfer or assign this Guaranty by operation of law or otherwise, without the express written consent of the Landlord, which consent may be withheld by the Landlord in the Landlord’s sole discretion, and any such transfer or assignment made without the Landlord’s consent shall be null and void and shall be deemed a default hereunder.

13. No delay on the part of the Landlord in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights; no notice to or demand on the Guarantor shall be deemed to be a waiver of the obligation of the Guarantor or of the right of the Landlord to take further action without notice or demand as provided herein; nor in any event shall any modification or waiver of the provisions of this Guaranty be effective unless in writing nor shall any such waiver be applicable except in the specific instance for which given.

14. In the event of a default under any of the terms of the Lease, Landlord shall have the right to proceed directly and immediately against the Guarantor and such proceeding is not to be deemed an irrevocable election of remedies.

15. This Guaranty is, and shall be deemed to be entered into, under and pursuant to the laws of the Commonwealth of Pennsylvania and shall be in all respects governed, construed, applied and enforced in accordance with the laws of said Commonwealth; and no defense given or allowed by the laws of any other state or country shall be interposed in any action or proceeding hereon unless such defense is also given or allowed by the laws of the Commonwealth of Pennsylvania.

16. Guarantor shall furnish to Landlord, within one hundred twenty (120) days of the end of each fiscal year of Tenant during the Term of the Lease, an audited consolidated balance sheet of Guarantor as of the end of such fiscal year and an audited consolidated statement of income and consolidated cash flow of Guarantor for such fiscal year, setting forth in each case, in comparative form, the corresponding figures for the preceding fiscal year, prepared in accordance with GAAP, and a copy of its financial statements for such year certified by an appropriate officer of Guarantor and audited by an independent certified public accountant. Landlord may provide such financial statements to its consultants, lenders and investors, but otherwise shall not provide the financial statements to third parties without the prior consent of Guarantor.

17. This instrument may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by the Guarantor and the Landlord.

18. If any tern or provision of this. Guaranty or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Guaranty, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and all other terms and provisions of this Guaranty shall be valid and enforced to the fullest extent permitted by law.

19. THE GUARANTOR AND THE LANDLORD AGREE THAT ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY THE LANDLORD OR THE GUARANTOR ON OR WITH RESPECT TO THIS GUARANTY OR THE LEASE, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. THE LANDLORD AND THE GUARANTOR EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING.

20. Landlord has previously received a Guaranty of the Lease from GHV (the “GHV Guaranty”). Pursuant to the terms of the Third Amendment, GHV shall be released as a guarantor and the GHV Guaranty shall terminate upon the occurrence of certain events and transactions. Landlord, for itself and its parents, subsidiaries and affiliates (collectively, the “ET Entities”) hereby agree that so long as the GHV Guaranty remains in effect, the ET Entities shall not file any claim, action or suit against Guarantor under this Guaranty nor seek any recovery under this Guaranty but the foregoing shall rot otherwise impair the enforceability of this Guaranty. Upon the release of GHV under the GHV Guaranty, Landlord and the ET Entities, without the necessity for any further action or the execution of any further documents by Guarantor or any other party, shall have full recourse against Guarantor under this Guaranty and the right to file any claim, action or suit against Guarantor hereunder and Guarantor shall be fully liable hereunder, whether such claim, action or suit arose prior to or subsequent to the release of GHV under the GHV Guaranty.

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IN WITNESS WHEREOF, the Guarantor has hereunto executed and delivered this Guaranty as of the day and year first above written.

Witness:	GENESIS HEALTHCARE CORPORATION

	By:	/s/ James V. McKeon
Name: James V. McKeon
Title: Senior Vice President

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